As filed with the Securities and Exchange Commission on June 2, 2003

Registration No. 333-100004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE TORO COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0580470 (I.R.S. Employer Identification Number)

8111 Lyndale Avenue South
Bloomington, Minnesota 55420
(Address of principal executive offices) (Zip Code)

THE TORO COMPANY
INVESTMENT, SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

(Full title of the plan)

J. Lawrence McIntyre, Esquire
Vice President, Secretary and General Counsel
The Toro Company
8111 Lyndale Avenue South
Bloomington, Minnesota 55420
Telephone number: (952) 888-8801
(Name, address and telephone number of agent for service)

Copy to:
Helen P. Starr, Esquire
Perkins Coie LLP
607 Fourteenth Street, NW
Washington, D.C. 20005

INCORPORATION BY REFERENCE

     This Post-Effective Amendment No. 1 (the “Amendment”) to Registrant’s Registration Statement on Form S-8, No. 333-100004 (filed with the Securities and Exchange Commission on September 23, 2002) also relates to Registrant’s Registration Statement No. 033-59563 (filed with the Commission on May 24, 1995) and No. 333-11860 (filed with the Commission on June 30, 1999). Under these three Registration Statements, Registrant registered a total of 1,500,000 shares of Common Stock, par value $1.00 per share, and related Preferred Share Purchase Rights, to be offered and sold in connection with The Toro Company Investment, Savings and Employee Stock Ownership Plan (the “Plan”). The contents of Registrant’s Registration Statements on Form S-8 (Nos. 333-100004, 333-11860 and 033-59563) are incorporated by reference in this Amendment.

     As permitted by the instructions to Form S-8, this Amendment omits the information specified in Part I of Form S-8.

AMENDMENT TO REFLECT SHARES AUTHORIZED IN STOCK SPLIT

     On March 20, 2003, the Board of Directors of Registrant approved a 2 for 1 stock split of the Common Stock, which was effected in the form of a 100% stock dividend. In connection with the stock split, the Board approved the adjustment of the total number of shares authorized for issuance under the Plan, from 1,500,000 to 3,000,000, to reflect the stock split. The stock split was effective April 14, 2003.

     Of the 1,500,000 shares authorized for issuance under the Plan at the April 1, 2003 record date for the split, 308,902 remained unissued. The shares remaining available were adjusted to reflect the 2 for 1 stock split. This Amendment is filed in accordance with Rule 416(b) under the Securities Act of 1933 to reflect those additional shares of Common Stock authorized for issuance under the plan as a result of adjustments for the 2 for 1 stock split. Pursuant to Rule 416(a) under the Securities Act of 1933, this Amendment also covers an indeterminate number of shares that may be issued in respect of stock splits, stock dividends and similar transactions in the future. Pursuant to Rule 416(c) under the Securities Act of 1933, this Amendment also covers an indeterminate amount of interests to be offered pursuant to the Plan.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The opinion of counsel as to the legality of the securities being registered, which is Exhibit 5 to this Registration Statement, is rendered by J. Lawrence McIntyre, Vice President, Secretary and General Counsel of Registrant. Mr. McIntyre participates in this Plan. As of April 30, 2003, Mr. McIntyre owned 10,964.771 shares of Toro Common Stock and held options to purchase 66,400 shares. He also holds Performance Share Awards, which are based on the value of the Common Stock and has 43,181.386 Common Stock units credited to his account under a deferred compensation plan.

ITEM 8. EXHIBITS.

     The exhibits are listed in the exhibit index.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota on May 29, 2003.

THE TORO COMPANY (Registrant)

By:	J. LAWRENCE MCINTYRE J. Lawrence McIntyre, Vice President, Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	Chairman, Chief Executive	May 29, 2003
Kendrick B. Melrose	Officer, President and Director
(Principal Executive Officer)

*	Vice President Finance	May 29, 2003
Stephen P. Wolfe	and Chief Financial Officer
(Principal Financial Officer)

*	Vice President and Controller	May 29, 2003
Randy B. James	(Principal Accounting Officer)

*	Director	May 29, 2003
Ronald O. Baukol

*	Director	May 29, 2003
Robert C. Buhrmaster

*	Director	May 29, 2003
Winslow H. Buxton

*	Director	May 29, 2003
Janet K. Cooper

SIGNATURE	TITLE	DATE

*	Director	May 29, 2003
Katherine J. Harless

*	Director	May 29, 2003
Robert H. Nassau

*	Director	May 29, 2003
Dale R. Olseth

*	Director	May 29, 2003
Christopher A. Twomey

*	Director	May 29, 2003
Gregg W. Steinhafel

*	Director	May 29, 2003
Edwin H. Wingate

*	By:	J. LAWRENCE MCINTYRE J. Lawrence McIntyre, attorney-in-fact pursuant to a Power of Attorney dated May 29, 2003

Date: May 29, 2003

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on May 29, 2003.

THE TORO COMPANY INVESTMENT, SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN (Plan)

By:	J. LAWRENCE MCINTYRE J. Lawrence McIntyre, Vice President, Secretary and General Counsel

EXHIBIT LIST

EXHIBIT
NUMBER		DESCRIPTION

4	Instruments defining the rights of security holders, including indentures:

	4(a)	Specimen form of Common Stock certificate (incorporated by reference to Exhibit 4(c) to Registrant’s Registration Statement on Form S-8, Registration No. 2-94417).

	4(b)	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4(b) to Registrant’s Current Report on Form 8-K dated May 28, 2003, Commission File No. 1-8649).

	4(c)	Bylaws of Registrant, as amended (incorporated by reference to Exhibit 4(c) to Registrant’s Current Report Form 8-K dated May 28, 2003, Commission File No. 1-8649).

	4(d)	Rights Agreement dated as of May 20, 1998, between the Registrant and Wells Fargo Bank Minnesota, N.A., relating to rights to purchase Series B Junior Participating Voting Preferred Stock (incorporated by reference to Exhibit (1) to Registrant’s Current Report on Form 8-K dated May 27, 1998, Commission File No. 1-8649).

	4(e)	Certificate of Adjusted Purchase Price or Number of Shares dated April 14, 2003 filed by Registrant with Wells Fargo Bank Minnesota, N.A., as Rights Agent, in connection with Rights Agreement dated as of May 20, 1998 (incorporated by reference to Exhibit 2 to Registrant’s Amendment No. 1 to Registration Statement on Form 8-A/A dated April 14, 2003, Commission File No. 1-8649).

	4(f)	Indenture dated as of January 31, 1997 between Registrant and First National Trust Association, as Trustee, relating to Registrant’s 7.125% Notes due June 15, 2007 and its 7.80% Debentures due June 15, 2027 (incorporated by reference Exhibit 4(a) to Registrant’s Current Report on Form 8-K for June 24, 1997, Commission File No. 1-8649).

5	Opinion of counsel regarding legality (filed electronically herewith).

23(a)	Consent of counsel (contained in Exhibit 5).

23(b)	Consent of KPMG LLP (filed electronically herewith).

24	Powers of Attorney (filed electronically herewith).